                                                                       EXHIBIT 4



                             CP LIMITED PARTNERSHIP

                                      AND

                          BANK ONE TRUST COMPANY, N.A.

                                    Trustee

                        _______________________________


                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of August 1, 2000

        Supplementing the Trust Indenture Dated as of December 19, 1997

                        _______________________________

                                  $50,000,000

                          8.00% Senior Notes due 2003

    SUPPLEMENTAL INDENTURE, dated as of the 1st day of August, 2000, between CP LIMITED PARTNERSHIP, a limited partnership organized and existing under the laws of the State of Maryland (the "Operating Partnership"), and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), having its principal corporate trust office in The City of Chicago, Illinois, as trustee (the "Trustee");

    WHEREAS, the Operating Partnership has heretofore executed and delivered to the Trustee an Indenture, dated as of December 19, 1997 (the "Original Indenture" and, together with the First Supplemental Indenture, dated as of December 19, 1997, the Second Supplemental Indenture, dated as of February 25, 2000, and this Third Supplemental Indenture, the "Indenture"), providing for the issuance by the Operating Partnership from time to time of its unsecured debt securities to be issued in one or more series (in the Original Indenture and herein called the "Securities"); and

     WHEREAS, the Operating Partnership, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, has duly determined to make, execute and deliver to the Trustee this Third Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issue of, a series of Securities designated as the "8.00% Senior Notes due 2003" (the "Senior Notes") under the Original Indenture in the aggregate principal amount of $50,000,000; and

    WHEREAS, all things necessary to make the Senior Notes, when executed by the Operating Partnership and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Indenture set forth against payment therefor, the valid, binding and legal obligations of the Operating Partnership and to make this Third Supplemental Indenture a valid, binding and legal agreement of the Operating Partnership, have been done;

    NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities designated as the "8.00% Senior Notes due 2003", and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Third Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

    Section 101.  Definitions.  Each capitalized term that is used herein and is
                  -----------
defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

     "Acquired Debt" shall mean Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

    "Adjusted Total Assets" as of any date shall mean the sum of (i) $281,626,340, (ii) $52,831,381, (iii) the purchase price or cost of any then-held real estate assets or mortgages receivable acquired (including the value of any OP Units issued in connection therewith) or real estate assets developed or capital improvements incurred after the IPO and the amount of any securities offering proceeds and other proceeds of Debt received after the IPO and (iv) all other then-held assets of the Operating Partnership acquired after the IPO (but excluding intangibles and accounts receivable) after eliminating inter-company accounts and transactions.

    "Annual Service Charge" for any period shall mean the maximum amount which is payable during such period for interest on, and the amortization during such period of any original issue discount of, Debt of the Operating Partnership and its Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock.

    "Business Day" has the meaning specified in Section 101 of the Original Indenture.

    "Capital Stock" shall mean, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

    "Commission" shall mean the United States Securities and Exchange
Commission.

    "Common Stock" shall mean the common stock of the Company.

     "Company" shall mean Chateau Communities, Inc.

    "Consolidated Income Available for Debt Service" for any period shall mean Earnings from Operations of the Operating Partnership and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Operating Partnership and its Subsidiaries; (ii) provision for taxes of the Operating Partnership and its Subsidiaries based on income; (iii) amortization of debt discount; (iv) provisions for gains and losses on real estate assets and real estate depreciation and amortization; (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period; and (vi) amortization of deferred charges.

     "Debt" of the Operating Partnership or any Subsidiary shall mean any indebtedness of the Operating Partnership or any Subsidiary, whether or not contingent, in respect of (i) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Operating Partnership or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Operating Partnership or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or (v) any lease of property by the Operating Partnership or any Subsidiary as lessee which is reflected on the Operating Partnership's consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under
(i)
through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Operating Partnership's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Operating Partnership or any Subsidiary). Debt shall be deemed to be incurred by the Operating Partnership or any Subsidiary whenever the Operating Partnership or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

    "Disqualified Stock" shall mean, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for Common Stock), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Common Stock), in each case on or prior to the Stated Maturity Date of the Senior Notes.

    "DTC" has the meaning specified in Section 202 of this Third Supplemental Indenture.

    "DTC Participant" shall mean any person that has an account with DTC through which Beneficial Owners acquire an interest in the Senior Notes.

     "Earnings from Operations" for any period shall mean net earnings excluding gains and losses on sales of investments, extraordinary items, and property valuation losses, net as reflected in the financial statements of the Operating Partnership and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

    "Encumbrance" shall mean any mortgage, lien, charge, pledge or security interest of any kind.

    "Event of Default" has the meaning specified in Section 101 of the Original Indenture.

    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    "GAAP" has the meaning specified in Section 101 of the Original Indenture.

    "IPO" shall mean the 1993 initial public offering of the Company.

     "Interest Rate to Maturity" shall mean the rate of interest that the Senior Notes will bear.

    "Make-Whole Amount" has the meaning specified in Section 204.

     "Operating Partnership" shall mean CP Limited Partnership, a Maryland limited partnership.

    "Optional Redemption Price" has the meaning specified in Section 204.

    "OP Units" shall mean units of limited partner interest in the Operating Partnership.

    "Person" has the meaning specified in Section 101 of the Original Indenture.

    "Record Date" has the meaning specified in Section 203 of this Third Supplemental Indenture.

    "Redemption Price" has the meaning specified in Section 204 of this Third Supplemental Indenture.

    "Reinvestment Rate" has the meaning specified in Section 204 of this Third Supplemental Indenture.

    "Security" has the meaning specified in Section 101 of the Original
Indenture.

    "Stated Maturity Date" shall mean August 1, 2003.

    "Statistical Release" has the meaning specified in Section 204 of this Third Supplemental Indenture.

     "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests are owned, directly or indirectly, by such Person. For the purposes of this definition, "voting equity securities" shall mean equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

    "Total Unencumbered Assets" shall mean the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Operating Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money determined in accordance with GAAP (but excluding accounts receivable and intangibles).

     "Trustee" shall mean Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago).

     "Undepreciated Real Estate Assets" as of any date shall mean the cost (original cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, the original cost of each real asset owned by the Operating Partnership and its Subsidiaries as of the closing date of the IPO shall be determined by reference to each such asset's contribution to the net operating income of the Operating Partnership as of the closing date of the IPO.

    "Unsecured Debt" shall mean Debt which is not secured by any Encumbrance upon any of the properties of the Operating Partnership or any Subsidiary.

    Section 102.  Section References.  Each reference to a particular section
                  ------------------
set forth in this Third Supplemental Indenture shall, unless the context otherwise requires, refer to this Third Supplemental Indenture.

                                  ARTICLE TWO

                      TITLE AND TERMS OF THE SENIOR NOTES

    Section 201.  Title of the Senior Notes.  Pursuant to Section 301 and
                  -------------------------
Section 901 of the Original Indenture, this Third Supplemental Indenture hereby establishes a series of Securities designated as the "8.00% Senior Notes due 2003" of the Operating Partnership. For purposes of the Original Indenture, the Senior Notes shall constitute a single series of Securities.

    Section 202.  Amount and Denominations; DTC.  The aggregate principal amount
                  -----------------------------
of the Senior Notes that may be issued under this Third Supplemental Indenture is limited to $50,000,000.

    The Senior Notes shall be issuable only in a single fully registered global note in book-entry form, without coupons, and shall initially be registered in the name of The Depository Trust Company ("DTC"), or its nominee who is hereby designated as "Holder" under the Original Indenture. The authorized denominations of Senior Notes shall be $1,000 and integral multiples thereof.

    Section 203.  Principal and Interest.  The Senior Notes will bear interest
                  ----------------------
at a rate of 8.00% per annum from the date of issuance or from the immediately preceding Interest Payment Date (as defined below) to which interest has been paid, payable semi-annually in arrears on each February 1 and August 1 (each as "Interest Payment Date"), commencing February 1, 2001, and on the Stated Maturity Date, to the Holders in whose names the Senior Notes are registered in the Security Register at the close of business on the date 15 calendar days prior to such Interest Payment Date (each, a "Record Date") regardless of whether such day is a Business Day. Interest on the Senior Notes will be computed on the basis of a 360-day year of twelve 30-day months.

    Principal on the Notes will be payable to the Holders in whose name the Senior Notes are registered in the Security Register at the close of business on the date 15 calendar days prior to the Stated Maturity Date regardless of whether such day is a Business Day.

    If any Interest Payment Date or a Stated Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Stated Maturity Date, as the case may be.

    Section 204.  Optional Redemption .  The Senior Notes shall be subject to
                  --------------------
redemption at the option of the Operating Partnership, in whole or in part, at any time, and from time to time, at a redemption price equal to the sum of (i) the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date, and (ii) the Make-Whole Amount (as defined below), if any, with respect to such Senior Notes (the "Redemption Price"). For purposes of this section, interest shall be calculated at the Interest Rate to Maturity.

     If notice has been given as provided in the Original Indenture and funds for the redemption of any Senior Notes called for redemption shall have been made available on the redemption date referred to in such notice, such Senior Notes shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders from and after the redemption date shall be to receive payment of the Redemption Price upon surrender of such Senior Notes in accordance with such notice.

    Notice of any optional redemption of any Senior Notes shall be given to Holders at their addresses, as shown in the security register for the Senior Notes, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice of redemption shall specify, among other items, the Redemption Price and the principal amount of the Senior Notes held by such Holder to be redeemed.

    If less than all the Senior Notes are to be redeemed at the option of the Operating Partnership, the Operating Partnership will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Senior Notes to be redeemed and their redemption date. The Trustee shall select, pro rata, by lot or in such manner as it shall deem fair and appropriate, Senior Notes to be redeemed in whole or in part. Senior Notes may be redeemed in part in the authorized denomination of $1,000 or in any integral multiple thereof.

     As used herein:

    "Make-Whole Amount" shall mean, in connection with any optional redemption of any Senior Notes being so redeemed, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of any interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the Senior Notes being redeemed.

    "Reinvestment Rate" shall mean 0.25% plus the yield on treasury securities at a constant maturity for the most recent week under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

    "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Operating Partnership.

    Section 205.  Form and Other Terms of the Senior Notes.  Attached hereto as
                  ----------------------------------------
Exhibit A is a form of the Senior Notes, which form is hereby established as the form in which the Senior Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture and this Third Supplemental Indenture. All of the terms and provisions set forth in Exhibit A are incorporated herein by reference.

                                 ARTICLE THREE

                              ADDITIONAL COVENANTS

    With respect to the Senior Notes, the following will be additional Covenants to follow Section 1009 of the Indenture:

    SECTION 1010.  Limitations on Amount of Debt that the Operating Partnership
                   ------------------------------------------------ -----------
May Incur in Relation to Adjusted Total Assets.  The Operating Partnership shall
----------------------------------------------
not, and shall not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) the Adjusted Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted or made under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt plus (ii) the increase, if any, in Adjusted Total Assets from the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt minus (iii) the decrease, if any, in the Adjusted Total Assets from the end of such quarter.

    SECTION 1011.  Limitations on Amount of Debt Secured by any Encumbrance that
                   -------------------------------------------------------------
the Operating Partnership May Incur.  In addition to the foregoing limitation on
-----------------------------------
the incurrence of Debt, the Operating Partnership shall not, and shall not permit any Subsidiary to, incur any Debt secured by any Encumbrance upon any of the property of the Operating Partnership or any Subsidiary if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its Subsidiaries on a consolidated basis which is secured by any Encumbrance on property of the Operating Partnership or any Subsidiary is greater than 40% of the sum of (without duplication) (i) the Adjusted Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt plus (ii) the increase, if any, in Adjusted Total Assets from the end of the calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt minus (iii) the decrease, if any, in the Adjusted Total Assets from the end of such quarter.

     SECTION 1012.  Ownership of Total Unencumbered Assets.  The Operating
                    --------------------------------------
Partnership and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Operating Partnership and its Subsidiaries on a consolidated basis.

    SECTION 1013.  Limitations on Debt with Respect to the Ratio of Consolidated
                   -------------------------------------------------------------
Income Available for Debt Service to the Annual Service Charge.  The Operating
--------------------------------------------------------------
Partnership shall not, and shall not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Operating Partnership and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Operating Partnership or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

     SECTION 1014.  Maintenance of Senior Notes in Book-Entry Form.
                    ----------------------------------------------
Notwithstanding any provision to the contrary set forth in the Original Indenture, the Operating Partnership shall (i) use its best efforts to maintain the Senior Notes in book-entry form with DTC or any successor thereto and to appoint a successor depositary to the extent necessary to maintain the Senior Notes in book-entry form, and (ii) waive any discretionary right it otherwise may have under the Original Indenture to cause the Senior Notes to be issued in certificated form.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

    The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or the due execution hereof by the Operating Partnership or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Operating Partnership.

    Except as expressly amended hereby, the Indenture shall continue in full force and effect in accordance with the provisions thereof and the Indenture and the Indenture is in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided. This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       CP LIMITED PARTNERSHIP

                                       By: Chateau Communities, Inc., one of its
                                           general partners

                                       By: ________________________________
                                           Name:
                                           Title:

                                       By: ROC Communities, Inc., its other
                                           general partner

                                       By: _______________________________
                                           Name:
                                           Title:


ATTEST:

By: ________________________

(Corporate Seal)


                                       BANK ONE TRUST COMPANY, N.A.
                                           as Trustee

                                       By: _________________________________
                                           Name:
                                           Title:

ATTEST:

By: ________________________

(Corporate Seal)

STATE OF ___________)
                    :  ss.:
COUNTY OF __________)

     On the _____ day of ________, 2000 before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he/she is _________________ of CHATEAU COMMUNITIES, INC., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he/she signed his/her name thereto by like authority.

                              ___________________________________
                              Notary Public, State of _______

[Notarial Seal]


STATE OF ___________)
                    :  ss.:
COUNTY OF __________)

     On the _____ day of ________, 2000 before me personally came _______________________, to me known, who, being by me duly sworn, did depose and say that he/she is _________________ of ROC COMMUNITIES, INC., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he/she signed his/her name thereto by like authority.

                              ___________________________________
                              Notary Public, State of _______

[Notarial Seal]

                                                                       Exhibit A

                         [Form of Face of Senior Note]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC") TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

REGISTERED No.:  1               PRINCIPAL AMOUNT:
CUSIP No.:  _____________        ____________________

                             CP LIMITED PARTNERSHIP
                          ____% Senior Notes due ____

ORIGINAL ISSUE DATE:  ____________          STATED MATURITY DATE:
INTEREST RATE:  ____%                       ___________________

AUTHORIZED DENOMINATIONS:                  INTEREST PAYMENT DATE(S): $1,000 and
integral multiples thereof            __________ and __________

    CP LIMITED PARTNERSHIP, a Maryland Limited Partnership (the "Issuer"), which term includes any successor under the Indenture hereinafter referred to, for value received, hereby promises to pay to Cede & Co., a nominee of DTC, or its registered assigns, upon presentation, the principal amount of ______________ ($___________) on the Stated Maturity Date specified above (or any earlier redemption date) (each such Stated Maturity Date or redemption date being hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date) and to pay interest on the outstanding principal amount thereon from the date of issuance, at the Interest Rate per annum specified above to ____________, or until the principal hereof is paid or duly made available for payment. The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, if any, specified above (each, an "Interest Payment Date"), commencing with the Interest Payment Date on ___________, and until the entire principal hereof is paid or made available for payment. Interest on this Senior Note will be computed on the basis of a 360-day year of twelve 30-day months.

    Interest on this Senior Note will accrue from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Senior Note (or one or more predecessor Senior Notes) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") will forthwith cease to be payable to the holder on any Record Date, and shall be paid to the person in whose name this Senior Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the holder of this Senior Note by the Trustee nor more than 15 days not less than 10 days prior to such Special Record Date or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Senior Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided for in the Indenture.

    Payment of principal, premium, if any, and interest in respect of this Senior Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Senior Note (and, with respect to any applicable repayment of this Senior Note, a duly completed election form as contemplated on the reverse hereof) at the corporate trust office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, currently located at 14 Wall Street, 8th Floor, New York, NY 10005, or at such other paying agency in the Borough of Manhattan, The City of New York, as the Issuer may determine. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained at the aforementioned office of the Trustee. The Issuer is obligated to make payment of principal, premium, if any, and interest in respect of this Senior Note in U.S. Dollars.

    If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

    As used herein, "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

    Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof.

    Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

    IN WITNESS WHEREOF, CP Limited Partnership has caused this Senior Note to be duly executed.

                                        CP LIMITED PARTNERSHIP,  as Issuer

                                        By: CHATEAU COMMUNITIES, INC.,
                                            one of its General Partners

                                        By: _____________________________
                                            Name:
                                            Title:

                                        By: ROC COMMUNITIES, INC.,
                                            its other General Partner

                                        By: _____________________________
                                            Name:
                                            Title:
Attest:

_________________________
Name:
Title:

[SEAL]

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: __________                       BANK ONE TRUST COMPANY, N.A.,
                                                 as Trustee

                                        By: __________________________________
                                            Authorized Signatory

                       [Form of Reverse of  Senior Note]

    CP LIMITED PARTNERSHIP ____% Senior Notes due _____ ("Senior Notes")

    1. Indenture. (a) This Senior Note is one of a duly authorized series of Securities of the Issuer issued under an Indenture, dated as of December 19, 1997, as heretofore supplemented by a First Supplemental Indenture, dated as of December 19, 1997, as further supplemented by the Second Supplemental Indenture, dated as of February 25, 2000, and as further supplemented by the Third Supplemental Indenture, dated as of ____________ (the "Indenture"), between the Issuer and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the holders of the Senior Notes, and of the terms upon which the Senior Notes are authenticated and delivered. This Security is designated as the "_____% Senior Notes due ____(the "Senior Notes"), which Senior Notes are limited to $_____________ aggregate principal amount, subject to the provisions of the Indenture. All terms used but not defined in this Senior Note shall have the meanings assigned to such terms in the Indenture. Except where the context otherwise requires, all references in this Senior Note to "herein" or "hereof" or similar terms shall include the Indenture.

    (b) This Senior Note is issuable only in registered form without coupons in minimum denominations of U.S. $1,000 and integral multiples thereof.

     (c) This Senior Note will not be subject to any sinking fund.

    2. Redemption. This Senior Note shall be subject to redemption at the option of the Issuer, in whole or in part, at any time, and from time to time, in increments of U.S. $1,000 (provided that any remaining principal amount hereof shall be at least U.S. $1,000), at a redemption price equal to the sum of
(i) the principal amount of the Senior Notes being redeemed, plus accrued and unpaid interest thereon to the redemption date, and (ii) the Make-Whole Amount, if any (the "Redemption Price"). If notice has been given as provided in the Original Indenture and funds for the redemption of any Senior Notes called for redemption shall have been made available on the redemption date referred to in such notice, such Senior Notes shall cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders from and after the redemption date shall be to receive payment of the Redemption Price upon surrender of such Senior Notes in accordance with such notice.

    Notice of any optional redemption of any Senior Notes shall be given to Holders at their addresses, as shown in the security register for the Senior Notes, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice of redemption shall specify, among other items, the Redemption Price and the principal amount of the Senior Notes held by such Holder to be redeemed. If less than all the Senior Notes are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of the Senior Notes to be redeemed and their redemption date. The Trustee shall select, pro rata, by lot or in such manner as it shall deem fair and appropriate, Senior Notes to be redeemed in whole or in part. Senior Notes may be redeemed in part in the authorized denomination of $1,000 or in any integral multiple thereof.

    As used herein:

    "Make-Whole Amount" shall mean, in connection with any optional redemption of any Senior Notes being so redeemed, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of any interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the Senior Notes being redeemed.

    "Reinvestment Rate" shall mean 0.25% plus the yield on treasury securities at a constant maturity for the most recent week under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

    "Statistical Release" shall mean the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Operating Partnership.

    The covenants set forth in Article 10 of the Indenture and Sections 1010, 1011, 1012, 1013 and 1014 of the Third Supplemental Indenture shall be fully applicable to the Senior Notes.

    The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on the Senior Notes and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Issuer, in each case, upon compliance by the Issuer with certain conditions set forth in the Indenture, which provisions apply to the Senior Notes.

     3. Effect of Events of Default. If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

    4. Amendment and Modification. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Senior Notes at any time by the Issuer and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all Senior Notes at the time outstanding and affected thereby. The Indenture also contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding securities of any series issued by the

Issuer, on behalf of the holders of all such securities, to waive compliance by the Issuer with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the holders of not less than a majority of the aggregate principal amount of the outstanding securities of any series, in certain instances, to waive, on behalf of all of the holders of securities of such series, certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Senior Note shall be conclusive and binding upon such holder and upon all future holders of this Senior Note and other Senior Notes issued upon the registration or transfer hereof or in exchange heretofore or in lieu hereof, whether or not notation or such consent or waiver is made upon this Senior Note.

    5. Obligation to Pay Principal, Premium, if any, and Interest. No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Senior Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

    6. Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Senior
Note is registrable in the Security Register of the Issuer upon surrender of this Senior Note for registration of transfer at the office or agency of the Issuer in any place where the principal hereof and any premium or interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by, the holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. As provided in the Indenture and subject to certain limitations therein and herein set forth, this Senior Note is exchangeable for a like aggregate principal amount of Senior Notes of different authorized denominations but otherwise having the same terms and conditions, as requested by the holder hereof surrendering the same.

    No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Senior Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Senior Note is registered as the owner thereof for all purposes, whether or not this Senior Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

     7. No Liability of Certain Persons. Neither Chateau Communities, Inc. (the "Company") nor any other partner of the Issuer shall have any obligation or liability for payment of the Senior Notes, and holders of the Senior Notes will have no claims or other recourse against the Company or any other partner of the Issuer, or against any assets of the Company or any other partner of the Issuer, in respect of the Senior Notes; and the holders of the Senior Notes shall not have any right to enforce any obligation of a partner to make a contribution to the Issuer under any provision of the Amended and Restated Agreement of Limited Partnership of the Issuer (the "Agreement of Limited Partnership"). Neither the Company nor any other partner of the Issuer nor any of their respective assets shall be subject to any lien, levy, execution or any other enforcement procedure relating directly or indirectly to the Senior Notes or any obligations hereunder; provided, however, that in the event of a dissolution of the Issuer, any assets of the Issuer that are received by the Company in such dissolution shall be subject to the claims of the holders of the Senior Notes for the enforcement of payment thereof.

     8. Governing Law. The Indenture and this Senior Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State without regard to conflict of law principles.

                                   ASSIGNMENT

    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________________

_____________________________________________________________ (Please print or typewrite name and address including postal zip code of assignee)

_______________________________________________ this Senior Note and all rights thereunder hereby irrevocably constituting and appointing
__________________________________________________ Attorney to transfer this
Senior Note on the books of the Trustee, with full power of substitution in the premises.

Dated:___________                   ____________________________________________
____________________________________________  Notice:  The signature(s) on this
Assignment must correspond with the name(s) as written upon the face of this Senior Note in every particular, without alteration or enlargement or any change whatsoever.